As filed with the Securities and Exchange Commission on September 11, 1996.

                                                    Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                   NETCOM ON-LINE COMMUNICATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                      77-0317705
  -------------------------------                      -------------------
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                       Identification No.)

       2 North Second Street
       San Jose, California                                   95113
  -------------------------------                      -------------------
       (Address of Principal                               (Zip Code)
        Executive Offices)

                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                   -------------------------------------------
                              (Full title of the plan)

                                                           Copy to:
          CLIFTON T. WEATHERFORD                   MICHAEL J. SULLIVAN, ESQ.
          Senior Vice President,                    MARIA L. PIZZOLI, ESQ.
   Chief Financial Officer and Secretary         Pillsbury Madison & Sutro LLP
NETCOM On-Line Communication Services, Inc.           2700 Sand Hill Road
           2 North Second Street                     Menlo Park, CA 94025
        San Jose, California 95113                      (415) 233-4500
              (408) 881-1815
- -------------------------------------------      ------------------------------
       (Name, address and telephone
       number, including area code,
           of agent for service)

                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
   Title of                Amount          Proposed Maximum        Proposed           Amount of
 Securities To              To Be           Offering Price     Maximum Aggregate    Registration
 Be Registered          Registered(1)        per Share(2)      Offering Price(1)         Fee
- -------------------------------------------------------------------------------------------------

Common Stock           832,142 shares            $17.75            $14,770,521         $5,094
$0.01 par value,
and Series C
Preferred Stock
Purchase Rights
associated therewith.
- -------------------------------------------------------------------------------------------------

(1)  Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on September 9, 1996.

(3)  The Registration Fee has been calculated pursuant to Rule 457(h).

                                -----------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
- -------------------------------------------------------------------------------------------------

                                Page 1 of 8 pages
                        Exhibit Index Appears on page 6.

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8


General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 7, 1995 (File No. 33-91000) and May 14, 1996 (File No. 333-03721), are hereby incorporated by reference.

Incorporation of Documents by Reference

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

     (2) Registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31 and June 30, 1996.

     (3) The description of Registrant's common stock, $0.01 par value per share, contained in Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") on December 5, 1994.

     (4) The description of Registrant's Preferred Stock Purchase Rights for Series C Participating Preferred Stock, $0.01 par value per share, contained in Registrant's Registration Statement on Form 8-A, filed with the Commission on March 19, 1996.

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 10, 1996.

                                        NETCOM ON-LINE COMMUNICATION
                                        SERVICES, INC.



                                        By         /s/ David W. Garrison
                                           -------------------------------------
                                                       David W. Garrison
                                              President, Chief Executive Officer
                                                    and Director (Principal
                                                      Executive Officer)



                                        By       /s/ Clifton T. Weatherford
                                           -------------------------------------
                                                     Clifton T. Weatherford
                                                     Senior Vice President,
                                                   Chief Financial Officer and
                                                            Secretary
                                                    (Principal Financial and
                                                       Accounting Officer)

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Garrison and Clifton T. Weatherford, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



       Signature                       Title                      Date
       ---------                       -----                      ----


/s/ David W. Garrison
- -----------------------------     President, Chief            September 10, 1996
   David W. Garrison            Executive Officer and
                                 Director (Principal
                                 Executive Officer)


/s/ Clifton T. Weatherford
- -----------------------------  Senior Vice President,         September 10, 1996
Clifton T. Weatherford         Chief Financial Officer
                              and Secretary (Principal
                              Financial and Accounting
                                      Officer)


/s/ Stephen J. Getsy
- -----------------------------        Director                 September 5, 1996
   Stephen J. Getsy


/s/ Lawrence W. Lepard
- -----------------------------        Director                 September 4, 1996
  Lawrence W. Lepard



- -----------------------------        Director
    Gary P. Madden

/s/ Ofer Nemirovsky
- -----------------------------        Director                 September 10, 1996
    Ofer Nemirovsky


/s/ Leo J. Hindery, Jr.
- -----------------------------        Director                 September 10, 1996
  Leo J. Hindery, Jr.


/s/ Charles C. Townsend, III
- -----------------------------        Director                 September 4, 1996
 Charles C. Townsend, III

                                INDEX TO EXHIBITS



Exhibit                                                            Sequentially
Number                      Exhibit                                Numbered Page
- -------                     -------                                -------------

 4.1 NETCOM On-Line Communication Services, Inc. Amended and Restated 1993 Stock Option Plan, filed as
        Exhibit A to the Company's Definitive Proxy
        Statement dated April 29, 1996, as filed with the Commission on May 14, 1996, is hereby incorporated by reference.


 5.1    Opinion regarding legality of securities to be                   7
        offered.


23.1    Consent of Independent Auditors.                                 8


23.2 Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).


24.1    Power of Attorney (see pages 4-5).